UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2014

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, the Board of Directors of Energy Focus, Inc. (the “Company”) approved forms of award agreements under the Company’s 2014 Stock Incentive Plan (the “Plan”) for nonqualified stock options to non-employee directors, nonqualified stock options to employees, restricted stock units to employees and incentive stock options to employees.

The forms of agreement supplement the terms of the Plan applicable to such awards, by setting forth the vesting and other conditions to which the awards are subject, and include the following provisions that are also set forth in the Plan:

●	In the event of a change of control of the Company (as defined in the Plan), unless the administrator has determined otherwise with respect to a particular award:

o

All outstanding unvested stock options become fully vested and exercisable if not assumed, or substituted with a new award, by the successor to the Company. If assumed or substituted by the successor to the Company, such unvested stock options will become fully exercisable and vested if a participant’s employment is terminated (other than a termination for cause) within two years following a change of control.

o

If an employee’s employment is terminated within two years after a change of control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option.

o

All restrictions and conditions on outstanding unvested stock awards, stock unit awards, and other stock-based awards that are not assumed or substituted with a new award by the successor to the Company will lapse and such awards shall become fully vested, and any such awards that are performance-based will be deemed fully earned at the target amount. All stock awards, stock unit awards and other stock-based awards shall be settled or paid within thirty days of vesting. If assumed or substituted by the successor to the Company, any stock awards, stock unit awards and other stock-based awards shall become fully vested if a participant’s employment is terminated (other than a termination for cause) within two years following a change of control, and any performance based award shall be deemed fully earned at the target amount.

●	In the event of termination of employment or board membership, the following provisions apply:

o	Stock Options:

■	Non-vested stock options held by non-employee directors will be forfeited upon the termination from Board membership of the director.

■

Vested stock options held by a non-employee director whose membership on the Board terminates will remain exercisable for the lesser of one year from the termination or the remaining term of the option.

■

Upon termination of an employee or termination from membership on the Board by a non-employee director due to death or disability, any unvested stock options will vest, and all stock options held by the employee or non-employee director on the date of such termination will remain exercisable for the lesser of one year after such termination or the remaining term of the stock option.

■	Upon termination of employment due to retirement, vested stock options will remain outstanding for the lesser of one year or the remaining term of the stock option.

■

Any other termination of employment, other than termination for cause, will result in immediate cancellation of all unvested stock options; vested stock options will remain exercisable for the lesser of 90 days after such termination or the remaining term of the stock option.

■

Upon termination for “cause” (as defined in the 2014 Plan, subject to a different definition that may be included in a participant’s award agreement, employment agreement or severance agreement), all outstanding stock options will be immediately cancelled.

o	Stock and Other Stock-Based Awards:

■

Unless otherwise provided in an award agreement, unvested stock awards or other stock-based awards will fully vest upon termination from Board membership of a non-employee director or termination of employment of an employee due to disability or death; in the case of stock awards or other stock-based awards that vest upon the achievement of performance goals, the vested amount will be based upon the target award.

■	Upon any other termination of employment or termination from membership on the Board by a non-employee director, all outstanding unvested stock awards and other stock-based awards will be cancelled.

Copies of these award agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

The Board also approved option grants to Xin He and William Cohen, who were elected as non-employee directors at the Company’s annual meeting of stockholders on July 15, 2014, and an annual option grant to Michael Ramelot, who was relected to the Board at such meeting. Messrs. He, Cohen and Ramelot each received options for 50,000 shares (pre-split) vesting monthly over a period of 12 months with an exercise price of the closing price of the Company’s common stock on the grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 16, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, effecting a reverse stock split of its outstanding common stock, $.0001 par value per share (“Common Stock”), at a ratio of 1-for-10, effective at 5:00 p.m. on July 16, 2014. In addition, pursuant to the Amendment, the number of authorized shares of Common Stock has been reduced from 150,000,000 to 15,000,000.

At the Company’s Annual Meeting of Stockholders held on July 15, 2014, the stockholders approved an amendment to the Certificate of Incorporation, as described in the Company’s Proxy Statement dated June 26, 2014, to effect a reverse stock split of the Company’s outstanding common stock at a ratio ranging from 1-for-7 to 1-for-15, with such ratio determined by the Company’s Board of Directors in its discretion without further approval from the stockholders. The Board of Directors subsequently authorized proceeding with the reverse stock split at a ratio of 1-for-10.

No fractional shares of the Company’s post-split Common Stock will be issued as a result of the reverse stock split. Instead, a stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share.

It is expected that the Company’s common stock will begin trading on a split-adjusted basis on the OTCQB Marketplace Market at the opening of trading on July 17, 2014. The Company’s common stock will be quoted on the OTCQB Marketplace under the symbol “EFOI” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred. Following the 20 day period, the ticker symbol will revert to “EFOI.” In addition, the Company’s common stock will also trade under a new CUSIP number (29268T 300).

A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

On July 16, 2014, the Company issued a press release announcing the effectiveness of the reverse stock split. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on July 15, 2014 in Solon, Ohio. A total of 66,798,859 shares of Common Stock, representing approximately 85.5% of the shares outstanding, were represented at the meeting. The matters voted upon and the results of the votes were as follows:

Proposal No. 1 – Election of Directors

	For	Withheld
Simon Cheng	52,433,748	520,809
William Cohen	52,873,529	81,028
John M. Davenport	52,468,926	485,631
Xin He	52,667,399	287,158
Michael R. Ramelot	52,733,147	221,410
Thomas W. Swidarski	52,862,861	91,696
James Tu	52,417,467	537,090

The seven Directors listed above were elected to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Proposal No. 2 – Approval of the 2014 Stock Incentive Plan

For	Against	Abstain
50,653,612	2,215,095	85,850

Proposal No. 3 – Approval of a Discretionary Amendment to the Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock

For	Against	Abstain
64,765,165	1,978,000	55,694

The shareholders approved all proposals. The Company’s Proxy Statement for the Meeting filed with the Securities and Exchange Commission on June 26, 2014 provides more information about these proposals and the vote required for approval for each of them.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
3.1	Certificate of Amendment to the Certificate of Incorporation of Energy Focus, Inc. filed with the Secretary of State of the State of Delaware on July 16, 2014
10.1	Form of Nonqualified Stock Option Grant Agreement to Non-Employee Directors
10.2	Form of Nonqualified Stock Option Grant Agreement to Employees
10.3	Form of Restricted Stock Unit Grant Agreement to Employees
10.4	Form of Incentive Stock Option Grant Agreement to Employees
99.1	Press release dated July 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2014
ENERGY FOCUS, INC.
	By:	/s/	Frank Lamanna
	Name:		Frank Lamanna
	Title		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Energy Focus, Inc. filed with the Secretary of State of the State of Delaware on July 16, 2014
10.1	Form of Nonqualified Stock Option Grant Agreement to Non-Employee Directors
10.2	Form of Nonqualified Stock Option Grant Agreement to Employees
10.3	Form of Restricted Stock Unit Grant Agreement to Employees
10.4	Form of Incentive Stock Option Grant Agreement to Employees
99.1	Press release dated July 16, 2014